Exhibit 99.3

Boise Inc.

Consolidated Statements of Operations

(unaudited, dollars and shares in thousands, except per-share data)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Sales
Trade	$604,821	$618,585	$1,196,142	$1,252,113
Related party	16,843	19,255	32,540	30,573

	621,664	637,840	1,228,682	1,282,686

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	495,689	507,343	991,958	1,009,642
Fiber costs from related party	5,319	4,466	11,465	9,412
Depreciation, amortization, and depletion	43,891	37,303	87,319	74,859
Selling and distribution expenses	33,764	30,568	62,613	61,210
General and administrative expenses	19,693	20,035	38,616	40,043
Restructuring costs	9,011	—	9,474	—
Other (income) expense, net	1,930	381	1,798	81

	609,297	600,096	1,203,243	1,195,247

Income from operations	12,367	37,744	25,439	87,439

Foreign exchange gain (loss)	(415)	102	(756)	259
Interest expense	(15,456)	(15,433)	(30,875)	(30,798)
Interest income	7	54	34	98

	(15,864)	(15,277)	(31,597)	(30,441)

Income (loss) before income taxes	(3,497)	22,467	(6,158)	56,998
Income tax (provision) benefit	1,289	(8,805)	2,725	(21,998)

Net income (loss)	$(2,208)	$13,662	$(3,433)	$35,000

Weighted average common shares outstanding:
Basic	100,531	100,116	100,387	99,584
Diluted	100,531	101,008	100,387	101,182
Net income (loss) per common share:
Basic	$(0.02)	$0.14	$(0.03)	$0.35
Diluted	$(0.02)	$0.14	$(0.03)	$0.35

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Statements of Comprehensive Income

(unaudited, dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Net income (loss)	$(2,208)	$13,662	$(3,433)	$35,000
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment, net of tax of $69, $0, $29, and $0, respectively	(195)	(2,307)	(423)	(1,452)
Cash flow hedges:
Change in fair value, net of tax of ($671), $913, $367, and ($475), respectively	(1,069)	1,459	587	(756)
(Gain) loss included in net income, net of tax of $64, $380, $2, and $891, respectively	101	604	3	1,421
Amortization of actuarial loss and prior service cost for defined benefit pension plans, net of tax of $845, $993, $1,670, and $2,012, respectively	1,349	1,585	2,665	3,210
Other, net of tax of ($14), ($2), ($29), and ($6), respectively	(24)	(5)	(48)	(10)

	162	1,336	2,784	2,413

Comprehensive income (loss)	$(2,046)	$14,998	$(649)	$37,413

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Balance Sheets

(unaudited, dollars in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current
Cash and cash equivalents	$61,086	$49,707
Receivables
Trade, less allowances of $1,349 and $1,382	254,348	240,459
Other	9,861	8,267
Inventories	288,707	294,484
Deferred income taxes	10,068	17,955
Prepaid and other	14,139	8,828

	638,209	619,700

Property
Property and equipment, net	1,212,663	1,223,001
Fiber farms	25,113	24,311

	1,237,776	1,247,312

Deferred financing costs	24,380	26,677
Goodwill	160,132	160,130
Intangible assets, net	142,018	147,564
Other assets	6,629	7,029

Total assets	$2,209,144	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Balance Sheets (continued)

(unaudited, dollars and shares in thousands, except per-share data)

	June 30, 2013	December 31, 2012
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Current portion of long-term debt	$15,000	$10,000
Accounts payable	203,202	185,078
Accrued liabilities
Compensation and benefits	65,386	70,950
Interest payable	10,529	10,516
Other	25,158	20,528

	319,275	297,072

Debt
Long-term debt, less current portion	760,000	770,000

Other
Deferred income taxes	189,918	198,370
Compensation and benefits	116,153	121,682
Other long-term liabilities	73,990	73,102

	380,061	393,154

Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, $0.0001 par value per share: 1,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value per share: 250,000 shares authorized; 100,884 and 100,503 shares issued and outstanding	12	12
Treasury stock, 21,151 shares held	(121,423)	(121,423)
Additional paid-in capital	871,065	868,840
Accumulated other comprehensive income (loss)	(98,520)	(101,304)
Retained earnings	98,674	102,061

Total stockholders’ equity	749,808	748,186

Total liabilities and stockholders’ equity	$2,209,144	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Boise Inc.

Consolidated Statements of Cash Flows

(unaudited, dollars in thousands)

	Six Months Ended June 30
	2013	2012
Cash provided by (used for) operations
Net income (loss)	$(3,433)	$35,000
Items in net income (loss) not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	89,793	77,190
Share-based compensation expense	3,076	2,729
Pension expense	3,020	5,474
Deferred income taxes	(2,624)	12,610
Restructuring costs	9,992	—
Other	1,400	(43)
Decrease (increase) in working capital
Receivables	(15,731)	(12,050)
Inventories	2,566	(20,224)
Prepaid expenses	(2,127)	(4,869)
Accounts payable and accrued liabilities	1,040	(14,061)
Current and deferred income taxes	(689)	7,452
Pension payments	(5,091)	(18,191)
Other	404	2,110

Cash provided by operations	81,596	73,127

Cash provided by (used for) investment
Expenditures for property and equipment	(64,595)	(52,457)
Other	690	586

Cash used for investment	(63,905)	(51,871)

Cash provided by (used for) financing
Payments of long-term debt	(5,000)	(5,000)
Payments of special dividend	—	(47,483)
Other	(1,312)	(6,267)

Cash used for financing	(6,312)	(58,750)

Increase (decrease) in cash and cash equivalents	11,379	(37,494)
Balance at beginning of the period	49,707	96,996

Balance at end of the period	$61,086	$59,502

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Operations

(unaudited, dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Sales
Trade	$604,821	$618,585	$1,196,142	$1,252,113
Related party	16,843	19,255	32,540	30,573

	621,664	637,840	1,228,682	1,282,686

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	495,689	507,343	991,958	1,009,642
Fiber costs from related party	5,319	4,466	11,465	9,412
Depreciation, amortization, and depletion	43,891	37,303	87,319	74,859
Selling and distribution expenses	33,764	30,568	62,613	61,210
General and administrative expenses	19,693	20,035	38,616	40,043
Restructuring costs	9,011	—	9,474	—
Other (income) expense, net	1,930	381	1,798	81

	609,297	600,096	1,203,243	1,195,247

Income from operations	12,367	37,744	25,439	87,439

Foreign exchange gain (loss)	(415)	102	(756)	259
Interest expense	(15,456)	(15,433)	(30,875)	(30,798)
Interest income	7	54	34	98

	(15,864)	(15,277)	(31,597)	(30,441)

Income (loss) before income taxes	(3,497)	22,467	(6,158)	56,998
Income tax (provision) benefit	1,289	(8,805)	2,725	(21,998)

Net income (loss)	$(2,208)	$13,662	$(3,433)	$35,000

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Comprehensive Income

(unaudited, dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Net income (loss)	$(2,208)	$13,662	$(3,433)	$35,000
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment, net of tax of $69, $0, $29, and $0, respectively	(195)	(2,307)	(423)	(1,452)
Cash flow hedges:
Change in fair value, net of tax of ($671), $913, $367, and ($475), respectively	(1,069)	1,459	587	(756)
(Gain) loss included in net income, net of tax of $64, $380, $2, and $891, respectively	101	604	3	1,421
Amortization of actuarial loss and prior service cost for defined benefit pension plans, net of tax of $845, $993, $1,670, and $2,012, respectively	1,349	1,585	2,665	3,210
Other, net of tax of ($14), ($2), ($29), and ($6), respectively	(24)	(5)	(48)	(10)

	162	1,336	2,784	2,413

Comprehensive income (loss)	$(2,046)	$14,998	$(649)	$37,413

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Balance Sheets

(unaudited, dollars in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current
Cash and cash equivalents	$61,086	$49,707
Receivables
Trade, less allowances of $1,349 and $1,382	254,348	240,459
Other	9,861	8,267
Inventories	288,707	294,484
Deferred income taxes	11,997	17,955
Prepaid and other	14,139	8,828

	640,138	619,700

Property
Property and equipment, net	1,212,663	1,223,001
Fiber farms	25,113	24,311

	1,237,776	1,247,312

Deferred financing costs	24,380	26,677
Goodwill	160,132	160,130
Intangible assets, net	142,018	147,564
Other assets	6,629	7,029

Total assets	$2,211,073	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Balance Sheets (continued)

(unaudited, dollars in thousands)

	June 30, 2013	December 31, 2012
LIABILITIES AND CAPITAL
Current
Current portion of long-term debt	$15,000	$10,000
Accounts payable	203,202	185,078
Accrued liabilities
Compensation and benefits	65,386	70,950
Interest payable	10,529	10,516
Other	25,158	20,528

	319,275	297,072

Debt
Long-term debt, less current portion	760,000	770,000

Other
Deferred income taxes	183,300	189,823
Compensation and benefits	116,153	121,682
Other long-term liabilities	74,040	73,152

	373,493	384,657

Commitments and contingent liabilities
Capital
Business unit equity	856,825	857,987
Accumulated other comprehensive income (loss)	(98,520)	(101,304)

	758,305	756,683

Total liabilities and capital	$2,211,073	$2,208,412

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

BZ Intermediate Holdings LLC

Consolidated Statements of Cash Flows

(unaudited, dollars in thousands)

	Six Months Ended June 30
	2013	2012
Cash provided by (used for) operations
Net income (loss)	$(3,433)	$35,000
Items in net income (loss) not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other	89,793	77,190
Share-based compensation expense	3,076	2,729
Pension expense	3,020	5,474
Deferred income taxes	(2,624)	12,610
Restructuring costs	9,992	—
Other	1,400	(43)
Decrease (increase) in working capital
Receivables	(15,731)	(12,050)
Inventories	2,566	(20,224)
Prepaid expenses	(2,127)	(4,869)
Accounts payable and accrued liabilities	1,040	(14,061)
Current and deferred income taxes	(689)	7,452
Pension payments	(5,091)	(18,191)
Other	404	2,110

Cash provided by operations	81,596	73,127

Cash provided by (used for) investment
Expenditures for property and equipment	(64,595)	(52,457)
Other	690	586

Cash used for investment	(63,905)	(51,871)

Cash provided by (used for) financing
Payments of long-term debt	(5,000)	(5,000)
Payments (to) from Boise Inc., net	(1,100)	(52,440)
Other	(212)	(1,310)

Cash used for financing	(6,312)	(58,750)

Increase (decrease) in cash and cash equivalents	11,379	(37,494)
Balance at beginning of the period	49,707	96,996

Balance at end of the period	$61,086	$59,502

See accompanying condensed notes to unaudited quarterly consolidated financial statements.

Condensed Notes to Unaudited Quarterly Consolidated Financial Statements

1. Nature of Operations and Basis of Presentation

Boise Inc. is a large, diverse manufacturer and seller of packaging and paper products. Our operations began in February 2008. We are headquartered in Boise, Idaho, and we operate largely in the United States but also have operations in Europe, Mexico, and Canada. We manufacture and sell corrugated containers and sheets, protective packaging products and papers associated with packaging, such as label and release papers, and newsprint. We manufacture linerboard, which when combined with corrugating medium is used in the manufacture of corrugated sheets and containers. The term containerboard is used to describe linerboard, corrugating medium, or a combination of the two. We also manufacture communication papers such as office papers, commercial printing papers, envelopes, and forms.

Our organizational structure is noted below:

See Note 16, Segment Information, for additional information about our three reportable segments, Packaging, Paper, and Corporate and Other (support services).

The unaudited quarterly consolidated financial statements included herein are those of the following:

•	Boise Inc. and its wholly owned subsidiaries, including BZ Intermediate Holdings LLC (BZ Intermediate).

•	BZ Intermediate and its wholly owned subsidiaries, including Boise Paper Holdings, L.L.C. (Boise Paper Holdings).

In these unaudited quarterly consolidated financial statements, unless the context indicates otherwise, the terms “the Company,” “we,” “us,” “our,” or “Boise” refer to Boise Inc. and its consolidated subsidiaries, including BZ Intermediate. There are no significant differences between the results of operations, financial condition, and cash flows of Boise Inc. and those of BZ Intermediate other than income taxes and common stock activity. Some amounts in prior periods’ consolidated financial statements have been reclassified to conform with the current period’s presentation, none of which were considered material.

The quarterly consolidated financial statements presented have not been audited by an independent registered public accounting firm but, in the opinion of management, include all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the results for the periods presented. The preparation of the consolidated financial statements involves the use of estimates and accruals. Actual results may vary from those estimates. Quarterly results are not necessarily indicative of results that may be expected for the full year. These condensed notes to unaudited quarterly consolidated financial statements should be read in conjunction with our 2012 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and the other reports we file with the Securities and Exchange Commission (SEC).

2. Restructuring Costs

2013 Restructuring Costs

In May 2013, we announced our decision to shut down two paper machines and an off-machine coater at our mill in International Falls, Minnesota. These closures, which we expect to occur in early fourth quarter 2013, will reduce our annual uncoated freesheet capacity by approximately 115,000 tons, or 9%. This decision will result in the loss of approximately 300 jobs. During the three months ended June 30, 2013, we recorded $13.3 million of pretax restructuring costs, of which $12.3 million was recorded in our Paper segment and related primarily to this decision. We recorded $1.0 million of costs in our Packaging segment related to restructuring activities in connection with our recently announced project to convert a machine at our DeRidder, Louisiana, mill to produce lightweight linerboard and corrugating medium. In addition to the amounts recorded in “Restructuring costs” on our Consolidated Statements of Operations, we recorded $4.0 million of other restructuring costs that related primarily to inventory write-downs in “Materials, labor, and other operating expenses (excluding depreciation)”, during the three and six months ended June 30, 2013.

During the three and six months ended June 30, 2013, we recognized $5.5 million and $10.8 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota.

An analysis of the restructuring costs for the three and six months ended June 30, 2013, is as follows (in thousands):

	Noncash	Cash (a)	Total Costs
Employee-related and other costs	$—	$7,023	$7,023
Inventory write-down	3,960	—	3,960
Asset write-down	2,016	—	2,016
Pension curtailment loss	271	—	271

	$6,247	$7,023	$13,270

(a)	These costs were recorded in “Accrued liabilities, Compensation and benefits” on our Consolidated Balance Sheet. We expect to pay most of these costs in the second half of 2013 and the remainder in the first half of 2014. In addition to the restructuring costs, above, we expect to incur approximately $0.9 million of additional employee-related and other costs in 2013 and 2014 that will be recognized as a period expense when incurred.

2012 Restructuring Costs

In December 2012, we ceased paper production on our one remaining paper machine at our St. Helens, Oregon, paper mill. This reduced our annual uncoated freesheet capacity by almost 60,000 tons and resulted in the loss of approximately 100 jobs, primarily at the mill. During the three and six months ended June 30, 2012, St. Helens sales were $17.5 million and $35.6 million, respectively. The St. Helens operations had an insignificant impact on income during those periods. Accrued severance costs at January 1, 2013, were approximately $5.1 million, and we have paid all but an insignificant amount as of June 30, 2013. For more information, see Note 3, St. Helens Charges, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

3. Net Income (Loss) Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per common share is not applicable to BZ Intermediate because it does not have common shares. Boise Inc.’s basic and diluted net income (loss) per share is calculated as follows (dollars and shares in thousands, except per-share data):

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Net income (loss)	$(2,208)	$13,662	$(3,433)	$35,000
Weighted average number of common shares for basic net income (loss) per common share	100,531	100,116	100,387	99,584
Incremental effect of dilutive common stock equivalents (a):
Restricted stock and restricted stock units	—	680	—	1,362
RONOA performance awards	—	211	—	235
Total Stockholder Return (TSR) market-condition awards	—	—	—	—
Stock options	—	1	—	1

Weighted average number of common shares for diluted net income (loss) per common share	100,531	101,008	100,387	101,182

Net income (loss) per common share:
Basic	$(0.02)	$0.14	$(0.03)	$0.35

Diluted	$(0.02)	$0.14	$(0.03)	$0.35

(a)	During the three and six months ended June 30, 2013, we excluded a weighted average 0.8 million and 1.0 million potentially dilutive shares, respectively, from the diluted net income (loss) per share calculation as they would have been antidilutive or were out-of-the-money. During the three and six months ended June 30, 2012, we excluded 0.8 million and 0.3 million potentially dilutive shares, respectively, as they would have been antidilutive or were out-of-the-money.

4. Income Taxes

For the three and six months ended June 30, 2013, we recorded $1.3 million and $2.7 million of income tax benefit and had an effective tax rate of 36.9% and 44.3%, respectively. During the three and six months ended June 30, 2013, the primary reason for the difference from the federal statutory income tax rate of 35% was the effect of lower income from operations, discrete items, and the effect of state taxes.

For the three and six months ended June 30, 2012, we recorded $8.8 million and $22.0 million of income tax expense and had an effective tax rate of 39.2% and 38.6%, respectively. During the three and six months ended June 30, 2012, the primary reason for the difference from the federal statutory income tax rate of 35% was the effect of state taxes.

Uncertain Income Tax Positions

We recognize tax liabilities and adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available or as new uncertainties occur. We recognize interest and penalties related to uncertain tax positions as income tax expense in the Consolidated Statements of Operations. Interest expense and penalties relating to uncertain tax positions were nominal for all periods presented. During the three and six months ended June 30, 2013, there were no significant changes to our uncertain tax positions. For more information, see Note 6, Income Taxes, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

As of June 30, 2013, we had not recognized U.S. deferred income taxes on our cumulative total of undistributed earnings for non-U.S. subsidiaries. Determining the unrecognized deferred tax liability related to investments in these non-U.S. subsidiaries that are indefinitely reinvested is not practicable. We currently intend to indefinitely reinvest those earnings in operations outside the United States.

During the six months ended June 30, 2013, cash paid for taxes, net of refunds received, was $0.2 million. Refunds received, net of cash paid for taxes, were $0.7 million during the six months ended June 30, 2012.

5. Goodwill and Intangible Assets

Goodwill

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination. All of our goodwill is recorded in our Packaging segment. At both June 30, 2013, and December 31, 2012, the carrying amount of goodwill was $160.1 million. Goodwill is affected by foreign currency translation.

Intangible Assets

Intangible assets consist of customer relationships, trademarks and trade names, technology, and noncompete agreements. We had $142.0 million and $147.6 million of intangible assets at June 30, 2013, and December 31, 2012, net of $30.8 million and $26.3 million of accumulated amortization, respectively. During the three months ended June 30, 2013 and 2012, we recorded intangible asset amortization of $2.5 million and $3.0 million, respectively. During the six months ended June 30, 2013 and 2012, we recorded intangible asset amortization of $5.3 million and $6.3 million, respectively. Foreign intangible assets are affected by foreign currency translation.

6. Debt

At June 30, 2013, and December 31, 2012, our long-term debt and the interest rates on that debt were as follows (dollars in thousands):

	June 30, 2013		December 31, 2012
	Amount	Interest Rate	Amount	Interest Rate
Revolving credit facility, due 2016	$—	—%	$5,000	2.21%
Tranche A term loan, due 2016	175,000	2.20	175,000	2.22
9% senior notes, due 2017	300,000	9.00	300,000	9.00
8% senior notes, due 2020	300,000	8.00	300,000	8.00

Long-term debt	775,000	7.08	780,000	7.05
Current portion of long-term debt	(15,000)	2.20	(10,000)	2.22

Long-term debt, less current portion	$760,000	7.17%	$770,000	7.11%

As of June 30, 2013, our debt consisted of the following:

•	The Revolving Credit Facility: A five-year nonamortizing $500 million senior secured revolving credit facility with variable annual interest. In addition to paying interest, we pay an annual commitment fee for undrawn amounts at a rate of either 0.35% or 0.50% depending on our total leverage ratio.

•	The Tranche A Term Loan Facility (Term Loan Facility): A five-year amortizing $200 million senior secured loan facility with variable annual interest.

•	The 9% Senior Notes: An eight-year nonamortizing $300 million senior unsecured debt obligation with fixed annual interest of 9%.

•	The 8% Senior Notes: A ten-year nonamortizing $300 million senior unsecured debt obligation with fixed annual interest of 8%.

Under our Credit Facilities (the Revolving Credit Facility together with the Term Loan Facility) we elect whether interest on our Term Loan and, separately, interest under any Revolving Credit Facility is based on an alternative base rate or the London Interbank Offered Rate (LIBOR), plus an applicable spread based on our total leverage ratio. Our total leverage ratio is essentially our total net debt divided by our trailing four quarters of Adjusted Consolidated EBITDA (as defined in the Credit Agreement). Based on our current one-month LIBOR election, at June 30, 2013, the interest rate on our Credit Facilities was LIBOR plus 200 basis points, and we pay interest on the Credit Facilities monthly in arrears.

At June 30, 2013, we had no borrowings outstanding under our Revolving Credit Facility and had availability of $493.0 million, which is net of outstanding letters of credit of $7.0 million. The maximum borrowings under our Revolving Credit Facility for the six months ended June 30, 2013, was $5.0 million, and the weighted average was $0.7 million. For the six months ended June 30, 2013, the average interest rate for our outstanding borrowings under our Revolving Credit Facility was 2.21%.

The Credit Facilities and Senior Note indentures contain certain restrictions relating to dividend payments, capital expenditures, financial ratios, guarantees, and the incurrence of additional indebtedness, which are discussed in Note 8, Debt, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K. Under our Credit Facilities and the indentures governing our Senior Notes, a dividend may be paid if it does not exceed our permitted restricted payment amount, which is calculated as the sum of 50% of our net income for distributions, together with other amounts as specified in the Credit Facilities and indentures. At June 30, 2013, the available restricted payment amount under our 8% Senior Notes indenture, which is more restrictive than our Credit Agreement and our 9% Senior Notes indenture, was approximately $108.3 million. To the extent we do not have adequate surplus or net profits, or available restricted payment amounts, we will be prohibited from paying dividends.

The Credit Facilities require the proceeds from asset sales, subject to specified exceptions and casualty insurance, be used to pay down outstanding borrowings.

As of June 30, 2013, required debt principal repayments were as follows (dollars in thousands):

	Remaining
	2013	2014	2015	2016	2017	Thereafter
Required debt principal repayments	$5,000	$20,000	$30,000	$120,000	$300,000	$300,000

For the six months ended June 30, 2013 and 2012, cash payments for interest were $28.4 million and $28.7 million, respectively.

With the exception of the Credit Facilities, our debt is fixed-rate debt. At June 30, 2013, the book value of our fixed-rate debt was $600.0 million, and the fair value was estimated to be $637.9 million. The difference between the book value and fair value is due to the difference between the period-end market interest rate and the stated rate of our fixed-rate, long-term debt. We estimated the fair value of our fixed-rate debt using quoted market prices (Level 1 inputs), discussed further in Note 7, Financial Instruments.

7. Financial Instruments

Our primary objective in holding derivative financial instruments is to manage cash flow risk. We do not use derivative instruments for speculative purposes.

We enter into transactions to hedge the variable cash flow risk of natural gas purchases. At June 30, 2013, these derivatives included caps and call spreads, which we account for as economic hedges, and swaps, which are designated and accounted for as cash flow hedges. As of June 30, 2013, we had entered into derivative instruments related to the following approximate percentages of our forecasted natural gas purchases:

	July 2013 Through October 2013	November 2013 Through March 2014	April 2014 Through October 2014	November 2014 Through March 2015	April 2015 Through October 2015	November 2015 Through March 2016	April 2016 Through October 2016
Approximate percent hedged	79%	58%	50%	43%	37%	15%	21%

Economic Hedges

For derivative instruments that are not designated as cash flow hedges for accounting purposes, the gain or loss on the derivatives is recognized in “Materials, labor, and other operating expenses (excluding depreciation)” in the Consolidated Statements of Operations. During the three and six months ended June 30, 2013 and 2012, we recognized an insignificant amount of expense and/or income related to natural gas contracts we account for as economic hedges.

Cash Flow Hedges

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of “Accumulated other comprehensive income (loss)” on our Consolidated Balance Sheets and is recognized in “Materials, labor, and other operating expenses (excluding depreciation)” in our Consolidated Statements of Operations in the period in which the hedged transaction affects earnings. Financial instruments designated as cash flow hedges are assessed both at inception and quarterly thereafter to ensure they are effective in offsetting changes in the cash flows of the related underlying exposures. The fair value of the instruments is reclassified out of accumulated other comprehensive income (loss) to earnings if the hedge ceases to be highly effective or if the hedged transaction is no longer probable. At June 30, 2013, and December 31, 2012, we had $0.6 million and $1.2 million of losses, respectively, net of tax, recorded in “Accumulated other comprehensive income (loss)” on our Consolidated Balance Sheets related to our natural gas contracts.

The effects of our cash flow hedging instruments on our Consolidated Balance Sheets and Consolidated Statements of Operations were as follows (dollars in thousands):

	(Gain) Loss Recognized in Accumulated Other Comprehensive Income				Loss Reclassified From Accumulated Other Comprehensive Income Into Earnings
	Three Months Ended June 30		Six Months Ended June 30		Three Months Ended June 30		Six Months Ended June 30
	2013 (a)	2012	2013	2012	2013	2012	2013	2012
Natural gas contracts	$1,740	$(2,372)	$(954)	$1,231	$165	$984	$5	$2,312

(a)	Based on June 30, 2013, pricing, the estimated income, net of tax, to be recognized in earnings during the next 12 months is $0.6 million.

Fair Value Measurements

The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) establishes a fair value hierarchy, which prioritizes the inputs of valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority to quoted market prices (Level 1) and the lowest priority to unobservable inputs (Level 3). Where applicable, we use quoted prices in active markets for identical assets or liabilities to determine fair value (Level 1). If quoted prices in active markets for identical assets or liabilities are not available to determine fair value, we use quoted prices for similar assets and liabilities or inputs that are observable either directly or indirectly (Level 2). If quoted prices for identical or similar assets are not available or are unobservable, we may use internally developed valuation models, whose inputs include bid prices and third-party valuations utilizing underlying asset assumptions (Level 3). Outstanding financial derivative instruments expose us to credit loss in the event of nonperformance by the counterparties to the agreements. We monitor credit ratings of counterparties to the agreements, which are large financial institutions, to consider the impact, if any, on the determination of fair value. No significant adjustments were made in any periods presented.

Fair Values of Derivative Instruments

At June 30, 2013, and December 31, 2012, the fair value of our financial instruments was determined based on New York Mercantile Exchange (NYMEX) price quotations under the terms of the contracts, using current market information as of the reporting date. The derivatives were valued by us using third-party valuations based on quoted prices for similar assets and liabilities. Accordingly, all of our fair value measurements use Level 2 inputs.

We offset asset and liability balances, by counterparty, where legal right of offset exists. Our derivative contracts provide for netting of like transactions in the event a counterparty defaults or upon termination. No collateral was received or pledged in connection with these agreements. The following table presents the fair value of these instruments at June 30, 2013, and December 31, 2012 (dollars in thousands):

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheets	Net Amounts of Liabilities Presented in the Consolidated Balance Sheets
	June 30, 2013
Instruments in a net liability position, by counterparty (a)
Cash flow hedges	$(1,510)	$103	$(1,407)
Economic hedges	(2,457)	352	(2,105)

Total	$(3,967)	$455	$(3,512)

	December 31, 2012
Instruments in a net liability position, by counterparty (a)
Cash flow hedges	$(2,568)	$203	$(2,365)
Economic hedges	(2,582)	385	(2,197)

Total	$(5,150)	$588	$(4,562)

(a)	At June 30, 2013, $1.9 million was recorded in “Accrued liabilities, Other” and $1.6 million was recorded in “Other long-term liabilities.” At December 31, 2012, amounts were $4.1 million and $0.5 million, respectively.

8. Retirement and Benefit Plans

The components of net periodic benefit cost are as follows (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Service cost	$558	$705	$1,131	$1,440
Interest cost	5,957	6,157	11,936	12,325
Expected return on plan assets	(7,308)	(6,803)	(14,653)	(13,579)
Amortization of actuarial loss	2,194	2,576	4,335	5,217
Amortization of prior service costs and other	—	2	—	5
Curtailment loss	271	66	271	66

Net periodic benefit cost	$1,672	$2,703	$3,020	$5,474

Our funding practice for our pension plans is to contribute amounts sufficient to meet legal funding requirements, plus any additional amounts that we determine to be appropriate considering the funded status of the plans, tax deductibility, our cash flows from operations, and other factors.

9. Share-Based Compensation

Our shareholders have approved the Boise Inc. Incentive and Performance Plan (the Plan), which authorizes awards of share-based compensation, such as restricted stock, restricted stock units, performance units payable in stock, and stock options. These awards are at the discretion of the Compensation Committee of our board of directors, and they vest and expire in accordance with terms established at the time of grant. Most awards under the Plan are eligible to participate in dividend or dividend equivalent payments, if any, which we accrue to be paid when the awards vest.

Shares issued pursuant to awards under the Plan are from our authorized but unissued shares or from treasury shares. The maximum number of shares approved for grant under the Plan is 17.2 million shares. As of June 30, 2013, 7.8 million shares remained available for future issuance under the Plan. Share-based compensation costs in BZ Intermediate’s financial statements represent expenses for restricted stock, restricted stock units, stock options, and performance units of Boise Inc., which have been pushed down to BZ Intermediate for accounting purposes. Additional information regarding the Plan and awards can be found in Note 11, Share-Based Compensation, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

Restricted Stock and Performance Units

Members of management and our directors have been granted restricted stock and restricted stock units (collectively restricted stock), the majority of which are subject to an EBITDA (earnings before interest, taxes, and depreciation, amortization, and depletion) goal and all of which are subject to service-based vesting restrictions. These awards generally vest over a three-year period. The fair values of our restricted stock awards were based on the closing market price of our common stock on the date of grant, and compensation expense is recorded over the awards’ vesting period.

Members of management have been granted performance units, with some measured based on our return on net operating assets (RONOA) and others based on our comparative total stockholder return (TSR awards). The number of RONOA performance units awarded is subject to adjustment based on the two-year average RONOA. Because the RONOA component contains a performance condition, we record compensation expense, net of estimated forfeitures, over the requisite service period based on the most probable number of awards expected to vest. Any shares not vested are forfeited. The fair values of the RONOA performance units were based on the closing market price of our common stock on the date of grant, and compensation expense is recorded over the awards’ vesting period.

Market-condition awards, or TSR awards, have been granted to members of management. Each TSR award reflects a target number of shares that may be issued to the award recipient. The actual number of shares the recipient receives is determined at the end of a three-year performance period based on total stockholder return relative to a set of comparator companies. Market-condition awards represent a more difficult threshold to meet before payout, with greater uncertainty that the market condition will be satisfied; therefore, these awards have a lower fair value than those that vest based primarily on the passage of time. Compensation expense is required to be recognized for these awards regardless of when, if ever, the market condition is satisfied. Compensation expense is recorded over the awards’ vesting period.

The following table presents the range of assumptions used to calculate, using a Monte Carlo simulation, the fair value of the TSR awards granted during the six months ended June 30, 2013:

Expected volatility	43.79% - 44.62%
Stock price on grant date	$8.63 - $8.87
Risk-free interest rate	0.37% - 0.39%
Expected term (years)	2.5 - 2.8
Expected dividend yield	—% - —%

The following table presents restricted stock, RONOA performance award, and TSR award activity for the six months ended June 30, 2013 (shares in thousands):

	Restricted Stock		RONOA Performance Awards		TSR Market-Condition Awards
	Nonvested Shares	Weighted Average Grant-Date Fair Value	Nonvested Shares	Weighted Average Grant-Date Fair Value	Nonvested Shares	Weighted Average Grant-Date Fair Value
Outstanding at December 31, 2012 (a)	636	$6.66	489	$7.90	—	$—
Granted	422	8.61	264	8.69	236	8.54
Vested	(231)	8.52	(93)	8.53	—	—
Forfeited	(8)	8.48	(4)	8.50	—	—

Outstanding at June 30, 2013 (a)	819	$7.12	656	$8.13	236	$8.54

(a)	Outstanding awards include all nonvested and nonforfeited awards.

Stock Options

In 2012 and 2011, we granted nonqualified stock options to members of management. The stock options generally vest and become exercisable over three years. Our stock options generally have a contractual term of ten years, meaning the option must be exercised by the holder before the tenth anniversary of the grant date. No options were granted during the six months ended June 30, 2013.

The following is a summary of our stock option activity (number of options and aggregate intrinsic value in thousands):

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2012	841	$8.34
Exercised	—	—
Forfeited	—	—

Outstanding at June 30, 2013	841	$8.34	8.3	$169

Exercisable at June 30, 2013	335	$8.37	8.2	$57

Vested and expected to vest at June 30, 2013	825	$8.34	8.3	$165

Compensation Expense

Most of our share-based compensation expense was recorded in “General and administrative expenses” in our Consolidated Statements of Operations. Total recognized share-based compensation expense, net of estimated forfeitures, is as follows (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Restricted stock	$828	$771	$1,277	$1,604
RONOA performance awards	500	462	972	705
TSR market-condition awards	153	—	180	—
Stock options	271	262	647	420

Total share-based compensation expense	$1,752	$1,495	$3,076	$2,729

The unrecognized compensation expense for all share-based awards at June 30, 2013, is as follows (dollars in thousands):

	Unrecognized Compensation Expense	Remaining Weighted Average Recognition Period (in years)
Restricted stock	$4,306	2.0
RONOA performance awards	3,140	1.8
TSR market-condition awards	1,685	2.7
Stock options	1,394	1.5

Total unrecognized share-based compensation expense	$10,525	2.0

10. Stockholders’ Equity

The following tables detail the changes in accumulated other comprehensive income (loss), net of tax, for the three and six months ended June 30, 2013 and 2012, respectively.

	Changes in Accumulated Other Comprehensive Income (Loss)
	Three Months Ended June 30, 2013
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(530)	$328	$(98,792)	$312	$(98,682)
Other comprehensive income (loss) before reclassification, net of tax	(195)	(1,069)	—	—	(1,264)
Amounts reclassified from accumulated other comprehensive income, net of tax	—	101	1,349	(24)	1,426

Ending balance	$(725)	$(640)	$(97,443)	$288	$(98,520)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Three Months Ended June 30, 2012
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$503	$(5,100)	$(116,516)	$228	$(120,885)
Other comprehensive income (loss) before reclassification, net of tax	(2,307)	1,459	—	—	(848)
Amounts reclassified from accumulated other comprehensive income, net of tax	—	604	1,585	(5)	2,184

Ending balance	$(1,804)	$(3,037)	$(114,931)	$223	$(119,549)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Six Months Ended June 30, 2013
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(302)	$(1,230)	$(100,108)	$336	$(101,304)
Other comprehensive income (loss) before reclassification, net of tax	(423)	587	—	—	164
Amounts reclassified from accumulated other comprehensive income, net of tax	—	3	2,665	(48)	2,620

Ending balance	$(725)	$(640)	$(97,443)	$288	$(98,520)

	Changes in Accumulated Other Comprehensive Income (Loss)
	Six Months Ended June 30, 2012
	Foreign Currency Translation Adjustments	Effective Portion of Cash Flow Hedges	Pension Benefits	Other	Total
Beginning balance	$(352)	$(3,702)	$(118,141)	$233	$(121,962)
Other comprehensive income (loss) before reclassification, net of tax	(1,452)	(756)	—	—	(2,208)
Amounts reclassified from accumulated other comprehensive income, net of tax	—	1,421	3,210	(10)	4,621

Ending balance	$(1,804)	$(3,037)	$(114,931)	$223	$(119,549)

	Reclassifications Out of Accumulated Other Comprehensive Income
	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
(Gains) losses on cash flow hedges
Natural gas contracts (a)	$165	$984	$5	$2,312
Tax benefit	(64)	(380)	(2)	(891)

Net of tax	$101	$604	$3	$1,421

Pension benefits
Amortization of prior service cost	$—	$2	$—	$5
Amortization of actuarial loss	2,194	2,576	4,335	5,217

Total before tax (b)	2,194	2,578	4,335	5,222
Tax benefit	(845)	(993)	(1,670)	(2,012)

Net of tax	$1,349	$1,585	$2,665	$3,210

Other	$(38)	$(7)	$(77)	$(16)
Tax expense	14	2	29	6

Net of tax	$(24)	$(5)	$(48)	$(10)

(a)	Amounts are recorded in “Materials, labor and other operating expenses (excluding depreciation)” in our Consolidated Statements of Operations.
(b)	Amounts are included in the computation of net periodic pension cost. For additional information, see Note 8, Retirement and Benefit Plans.

11. Inventories

The majority of our inventories are valued at the lower of cost or market, where cost is based on the average cost method of inventory valuation. Manufactured inventories include costs for materials, labor, and factory overhead. Other inventories are valued at the lower of either standard cost, which approximates cost based on the actual first-in, first-out usage pattern, or market.

Inventories included the following (dollars in thousands):

	June 30, 2013	December 31, 2012
Finished goods	$152,829	$150,496
Work in process	43,096	41,575
Fiber	27,600	35,840
Other raw materials and supplies	65,182	66,573

	$288,707	$294,484

12. Property and Equipment

Property and equipment consisted of the following asset classes (dollars in thousands):

	June 30, 2013	December 31, 2012
Land	$28,842	$28,899
Buildings and improvements	266,628	260,607
Machinery and equipment	1,515,468	1,479,212
Construction in progress	68,430	46,538

	1,879,368	1,815,256
Less accumulated depreciation	(666,705)	(592,255)

	$1,212,663	$1,223,001

Depreciation expense for the three months ended June 30, 2013 and 2012, was $39.5 million and $32.8 million, respectively. During the six months ended June 30, 2013 and 2012, depreciation expense was $78.1 million and $65.4 million, respectively. We periodically assess the estimated useful lives of our assets. Changes in circumstances, such as changes to our operational or capital strategy, changes in regulations, or technological advances, may result in the actual useful lives differing from our estimates. Revisions to the estimated useful lives of assets requires judgment and constitutes a change in accounting estimate, which is accounted for prospectively by adjusting or accelerating depreciation and amortization rates. During the three and six months ended June 30, 2013, we recognized $5.5 million and $10.8 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota. See Note 2, Restructuring Costs, for more information.

At June 30, 2013 and December 31, 2012, purchases of property and equipment included in accounts payable were $20.2 million and $10.8 million, respectively.

13. Leases

We lease some of our facilities, as well as other property and equipment, under operating leases. For purposes of determining straight-line rent expense, the lease term is calculated from the date of possession of the facility, including any periods of free rent and any renewal option periods that are reasonably assured of being exercised. Straight-line rent expense is also adjusted to reflect any allowances or reimbursements provided by the lessor. Rental expense for operating leases was $7.3 million and $7.7 million for the three months ended June 30, 2013 and 2012, respectively. During the six months ended June 30, 2013 and 2012, rental expense was $14.2 million and $14.7 million, respectively. Sublease rental income was not material in any of the periods presented.

14. Concentrations of Risk

Business

Our largest customer is OfficeMax Incorporated (OfficeMax). Although we expect our long-term business relationship with OfficeMax to continue, the relationship exposes us to a significant concentration of business and financial risk. Sales to OfficeMax were $117.3 million and $121.9 million, respectively, during the three months ended June 30, 2013 and 2012, representing 19% of total sales for both periods. Sales to OfficeMax were $235.1 million and $251.9 million, respectively, during the six months ended June 30, 2013 and 2012, representing 19% and 20% of total sales for those periods. At June 30, 2013, and December 31, 2012, we had $38.8 million and $39.5 million, respectively, of accounts receivable due from OfficeMax, which represented 15% and 16%, respectively, of our total company receivables.

In July 2013, OfficeMax and Office Depot shareholders voted in favor of merging the two companies. Our paper purchase agreement with OfficeMax provides that it would survive the merger with respect to the office paper requirements of the legacy OfficeMax business. We cannot predict how the merger, if finalized, would affect the financial condition of the combined company, the paper requirements of the legacy OfficeMax business, or the effects the combined company would have on the pricing and competition for office papers. Significant reductions in paper purchases from OfficeMax (or the post-merger entity) would cause us to expand our customer base and could potentially decrease our profitability if new customer sales required either a decrease in our pricing and/or an increase in our cost of sales. Any significant deterioration in the financial condition of OfficeMax (or the post-merger entity) affecting the ability to pay or causing a significant change in the willingness to purchase our products or a significant deterioration in the financial condition of OfficeMax that affects their ability to pay could have a material adverse effect on our business, financial condition, results of operations, and liquidity.

Labor

At June 30, 2013, we had approximately 5,200 employees, and approximately 50% of these employees worked pursuant to collective bargaining agreements. Approximately 1% of our employees work pursuant to collective bargaining agreements that will expire within the next 12 months.

15. Transactions With Related Party

Related-Party Sales

Louisiana Timber Procurement Company, L.L.C. (LTP) is a variable-interest entity that is 50% owned by Boise Inc. and 50% owned by Boise Cascade Holdings, L.L.C. (Boise Cascade). LTP procures sawtimber, pulpwood, residual chips, and other residual wood fiber to meet the wood and fiber requirements of Boise Inc. and Boise Cascade in Louisiana. We are the primary beneficiary of LTP, as we have the power to direct the activities that most significantly affect the economic performance of LTP. Therefore, we consolidate LTP in our financial statements in our Packaging segment. The carrying amounts of LTP’s assets and liabilities (which relate primarily to noninventory working capital items) on our Consolidated Balance Sheets were $3.9 million and $4.0 million at June 30, 2013, and December 31, 2012, respectively. During the three months ended June 30, 2013 and 2012, we recorded $16.8 million and $19.3 million, respectively, and during the six months ended June 30, 2013 and 2012, we recorded $32.5 million and $30.6 million, respectively, of LTP sales to Boise Cascade in “Sales, Related party” in the Consolidated Statements of Operations and approximately the same amount of expenses in “Materials, labor, and other operating expenses (excluding depreciation).” The sales were at prices designed to approximate market prices.

Related-Party Costs and Expenses

During the three months ended June 30, 2013 and 2012, fiber purchases from a related party were $5.3 million and $4.5 million, respectively, and during the six months ended June 30, 2013 and 2012, fiber purchases from a related party were $11.5 million and $9.4 million, respectively. Most of these purchases related to log and chip purchases by LTP from Boise Cascade’s wood products business. Costs associated with these purchases were recorded as “Fiber costs from related party” in the Consolidated Statements of Operations.

16. Segment Information

We operate and report our business in three reportable segments: Packaging, Paper, and Corporate and Other (support services). These segments represent distinct businesses that are managed separately because of differing products and services. Each of these businesses requires distinct operating and marketing strategies. Management reviews the performance of the Company based on these segments. There are no differences in our basis of segmentation or in our basis of measurement of segment profit or loss from those disclosed in Note 17, Segment Information, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K.

An analysis of operations by segment is as follows (dollars in millions):

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion (c)	EBITDA (d)
Three Months Ended June 30, 2013	Trade	Related Party	Inter- segment	Total
Packaging (a)	$283.0	$16.8	$0.8	$300.6	$31.3	$16.8	$48.1
Paper (a)	313.8	—	21.0	334.8	(9.9)	25.9	15.9
Corporate and Other (b)	8.1	—	7.7	15.7	(9.4)	1.2	(8.1)
Intersegment eliminations	—	—	(29.5)	(29.5)	—	—	—

	$604.8	$16.8	$—	$621.7	12.0	$43.9	$55.8

Interest expense					(15.5)
Interest income					—

					$(3.5)

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion	EBITDA (d)
Three Months Ended June 30, 2012	Trade	Related Party	Inter- segment	Total
Packaging	$264.9	$19.3	$0.6	$284.8	$24.8	$15.1	$40.0
Paper	345.5	—	17.7	363.3	19.6	21.3	40.9
Corporate and Other	8.2	—	9.0	17.2	(6.6)	0.8	(5.7)
Intersegment eliminations	—	—	(27.4)	(27.4)	—	—	—

	$618.6	$19.3	$—	$637.8	37.8	$37.3	$75.1

Interest expense					(15.4)
Interest income					0.1

					$22.5

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion (c)	EBITDA (d)
Six Months Ended June 30, 2013	Trade	Related Party	Inter- segment	Total
Packaging (a)	$553.6	$32.5	$1.4	$587.6	$32.2	$33.1	$65.3
Paper (a)	626.7	—	40.9	667.6	9.7	51.8	61.5
Corporate and Other (b)	15.8	—	16.2	32.0	(17.2)	2.4	(14.8)
Intersegment eliminations	—	—	(58.5)	(58.5)	—	—	—

	$1,196.1	$32.5	$—	$1,228.7	24.7	$87.3	$112.0

Interest expense					(30.9)
Interest income					—

					$(6.2)

	Sales				Income (Loss) Before Income Taxes	Depreciation, Amortization, and Depletion	EBITDA (d)
Six Months Ended June 30, 2012	Trade	Related Party	Inter- segment	Total
Packaging	$525.1	$30.6	$1.4	$557.1	$47.3	$30.6	$77.9
Paper	711.1	—	34.6	745.7	53.5	42.5	96.0
Corporate and Other	15.9	—	19.5	35.3	(13.1)	1.7	(11.4)
Intersegment eliminations	—	—	(55.4)	(55.4)	—	—	—

	$1,252.1	$30.6	$—	$1,282.7	87.7	$74.9	$162.6

Interest expense					(30.8)
Interest income					0.1

					$57.0

(a)	During the three months ended June 30, 2013, we recorded $13.3 million of pretax restructuring costs, of which $12.3 million was recorded in our Paper segment, and related primarily to our plan to shut down two paper machines and an off-machine coater at our mill in International Falls, Minnesota, in early fourth quarter 2013. We recorded $1.0 million of costs in our Packaging segment related to restructuring activities due to the conversion of a machine at our mill in DeRidder, Louisiana.

(b)	During the three months ended June 30, 2013, we recorded $2.0 million of transaction-related costs in our Corporate and Other segment. Transaction-related costs include expenses associated with transactions, whether consummated or not. We explore strategic transactions to the extent we believe they may improve our competitive position or enhance shareholder value.
(c)	During the three and six months ended June 30, 2013, we recognized $5.5 million and $10.8 million, respectively, of incremental depreciation expense related to shortening the useful lives of some of our assets, primarily at International Falls, Minnesota. We recognized $3.8 million and $7.6 million of incremental depreciation expense in our Paper segment during the three and six months ended June 30, 2013, respectively, and $1.7 million and $3.2 million of incremental depreciation expense, respectively, in our Packaging segment.
(d)	EBITDA represents income (loss) before interest (interest expense and interest income), income tax provision (benefit), and depreciation, amortization, and depletion. EBITDA is the primary measure used by our chief operating decision maker to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs given the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following is a reconciliation of net income (loss) to EBITDA for Boise Inc. and BZ Intermediate (dollars in millions):

	Three Months Ended June 30		Six Months Ended June 30
	2013	2012	2013	2012
Net income (loss)	$(2.2)	$13.7	$(3.4)	$35.0
Interest expense	15.5	15.4	30.9	30.8
Interest income	—	(0.1)	—	(0.1)
Income tax provision (benefit)	(1.3)	8.8	(2.7)	22.0
Depreciation, amortization, and depletion (c)	43.9	37.3	87.3	74.9

EBITDA	$55.8	$75.1	$112.0	$162.6

17. New and Recently Adopted Accounting Standards

In July 2013, the FASB issued Accounting Standards Update (ASU) 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (Topic 740). This ASU requires that liabilities related to unrecognized tax benefits offset deferred tax assets for net operating loss carry forwards, a similar tax loss or a tax credit carry forward (Carryforward), if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations in which a Carryforward cannot be used or the deferred tax asset is not intended to be used for such purpose, the unrecognized tax benefit should be recorded as a liability and should not offset deferred tax assets. We plan to adopt this ASU in our financial statements for the year ended December 31, 2013. We continue to evaluate the impact of the ASU, but expect the adoption to decrease “Other long-term liabilities” and increase the “Deferred income taxes” liability recorded on our Consolidated Balance Sheets. This ASU will have no effect on our financial position and results of operations.

In February 2013, the FASB issued Accounting Standards Update (ASU) 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU requires entities to disclose additional information about changes in and significant items reclassified out of accumulated other comprehensive income. We have adopted the provisions of this guidance, and it had no effect on our financial position and results of operations. See Note 10, Stockholders’ Equity, for the additional required disclosures.

In July 2012, the FASB issued Accounting Standards Update (ASU) 2012-02, Intangibles — Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU gives entities testing indefinite-lived intangible assets for impairment the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, the entity is not required to take further action. However, if an entity concludes otherwise, a quantitative impairment test is required. We will consider the provisions of this guidance when we test our indefinite-lived intangible assets for impairment in the fourth quarter. This ASU will have no effect on our financial position and results of operations.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. This ASU improves reporting and transparency of offsetting (netting) assets and liabilities and the related effects on the financial statements. In January 2013, the FASB issued ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies which instruments and transactions are subject to the offsetting disclosure requirements established by ASU 2011-11. We adopted the provisions of this guidance on January 1, 2013, and it had no effect on our financial position and results of operations. See Note 7, Financial Instruments, for the additional required disclosures.

There were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

18. Commitments, Guarantees, Indemnifications, and Legal Proceedings

Commitments

We have financial commitments and obligations that arise in the ordinary course of our business. These include long-term debt, lease payments, derivative instruments, and obligations to purchase goods and services that are discussed in Note 8, Debt; Note 9, Financial Instruments; Note 14, Leases; and Note 18, Commitments, Guarantees, Indemnifications, and Legal Proceedings, of the Notes to Consolidated Financial Statements in “Part II, Item 8. Financial Statements and Supplementary Data” in our 2012 Form 10-K. At June 30, 2013, there have been no material changes to commitments outside the normal course of business.

Guarantees and Indemnifications

We provide guarantees, indemnifications, and other assurances to third parties in the normal course of our business. These include tort indemnifications, environmental assurances, and representations and warranties in merger and acquisition agreements. At June 30, 2013, we are not aware of any material liabilities arising from any guarantee, indemnification, or financial assurance we have provided. If we determined such liability was probable and subject to reasonable determination, we would accrue for it at that time.

Legal Proceedings

We are a party to routine proceedings that arise in the course of our business; however, we are not currently a party to any legal proceedings or environmental claims we believe would have a material adverse effect on our financial position, results of operations, or liquidity, either individually or in the aggregate.

19. Consolidating Guarantor and Nonguarantor Financial Information

Our 9% and 8% Senior Notes were issued by Boise Paper Holdings and co-issuers Boise Co-Issuer Company and Boise Finance Company, respectively. The Senior Notes are jointly and severally guaranteed on a senior unsecured basis by BZ Intermediate and each of its existing and, to the extent they become guarantors under the Credit Facilities, future subsidiaries other than: (i) Boise Paper Holdings and the co-issuers; (ii) Louisiana Timber Procurement Company, L.L.C.; and (iii) our foreign subsidiaries, including those acquired as part of the Hexacomb Acquisition. Each of the co-issuers of the Senior Notes and each of the subsidiaries of BZ Intermediate that is a guarantor thereof is 100% owned, directly or indirectly, by Boise Paper Holdings.

The following consolidating financial statements present the results of operations, comprehensive income, financial position, and cash flows of (i) BZ Intermediate Holdings LLC (parent); (ii) Boise Paper Holdings and co-issuers; (iii) guarantor subsidiaries; (iv) nonguarantor subsidiaries; and (v) eliminations to arrive at the information on a consolidated basis. Other than these consolidated financial statements and footnotes for Boise Inc. and BZ Intermediate, financial statements and other disclosures concerning the guarantors have not been presented. Management believes that such information is not material to investors and because the cancellation provisions of the guarantor subsidiaries’ guarantees are customary and do not permit a guarantor subsidiary to opt out of the obligation prior to or during the term of the debt. Under these cancellation provisions, each guarantor subsidiary is automatically released from its obligations as a guarantor upon the sale of the subsidiary or substantially all of its assets to a third party, the designation of the subsidiary as an unrestricted subsidiary for the purposes of the covenants included in the Senior Notes indentures, the release of the indebtedness under the indentures, or if the issuers exercise their legal defeasance option or discharge their obligations in accordance with the indentures.

In the following consolidating financial statements, the reclassifications to net income (loss) from accumulated other comprehensive income are recorded primarily in our guarantor subsidiaries. See Note 10, Stockholders’ Equity, for additional information related to reclassifications out of accumulated other comprehensive income.

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Three Months Ended June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$3,998	$588,133	$12,690	$—	$604,821
Intercompany	—	—	2,319	27,417	(29,736)	—
Related party	—	—	—	16,843	—	16,843

	—	3,998	590,452	56,950	(29,736)	621,664

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	3,751	472,833	48,841	(29,736)	495,689
Fiber costs from related party	—	—	—	5,319	—	5,319
Depreciation, amortization, and depletion	—	1,030	42,176	685	—	43,891
Selling and distribution expenses	—	—	33,179	585	—	33,764
General and administrative expenses	—	6,780	11,620	1,293	—	19,693
Restructuring costs	—	—	9,011	—	—	9,011
Other (income) expense, net	—	2,046	(246)	130	—	1,930

	—	13,607	568,573	56,853	(29,736)	609,297

Income (loss) from operations	—	(9,609)	21,879	97	—	12,367

Foreign exchange loss	—	(270)	(32)	(113)	—	(415)
Interest expense	—	(15,435)	—	(21)	—	(15,456)
Interest expense—intercompany	—	(56)	—	(20)	76	—
Interest income	—	1	6	—	—	7
Interest income—intercompany	—	13	63	—	(76)	—

	—	(15,747)	37	(154)	—	(15,864)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(25,356)	21,916	(57)	—	(3,497)
Income tax (provision) benefit	—	1,313	(5)	(19)	—	1,289

Income (loss) before equity in net income (loss) of affiliates	—	(24,043)	21,911	(76)	—	(2,208)
Equity in net income (loss) of affiliates	(2,208)	21,835	—	—	(19,627)	—

Net income (loss)	$(2,208)	$(2,208)	$21,911	$(76)	$(19,627)	$(2,208)

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Three Months Ended June 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$3,629	$602,193	$12,763	$—	$618,585
Intercompany	—	—	749	26,293	(27,042)	—
Related party	—	—	—	19,255	—	19,255

	—	3,629	602,942	58,311	(27,042)	637,840

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	3,544	479,689	51,152	(27,042)	507,343
Fiber costs from related party	—	—	—	4,466	—	4,466
Depreciation, amortization, and depletion	—	659	35,976	668	—	37,303
Selling and distribution expenses	—	—	30,627	(59)	—	30,568
General and administrative expenses	—	6,955	11,423	1,657	—	20,035
Other (income) expense, net	—	98	349	(66)	—	381

	—	11,256	558,064	57,818	(27,042)	600,096

Income (loss) from operations	—	(7,627)	44,878	493	—	37,744

Foreign exchange gain (loss)	—	(186)	33	255	—	102
Interest expense	—	(15,440)	—	7	—	(15,433)
Interest expense—intercompany	—	(48)	—	(14)	62	—
Interest income	—	14	40	—	—	54
Interest income—intercompany	—	14	48	—	(62)	—

	—	(15,646)	121	248	—	(15,277)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(23,273)	44,999	741	—	22,467
Income tax provision	—	(8,488)	9	(326)	—	(8,805)

Income (loss) before equity in net income (loss) of affiliates	—	(31,761)	45,008	415	—	13,662
Equity in net income of affiliates	13,662	45,423	—	—	(59,085)	—

Net income	$13,662	$13,662	$45,008	$415	$(59,085)	$13,662

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Six Months Ended June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$7,864	$1,162,844	$25,434	$—	$1,196,142
Intercompany	—	—	4,712	55,407	(60,119)	—
Related party	—	—	—	32,540	—	32,540

	—	7,864	1,167,556	113,381	(60,119)	1,228,682

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	7,487	948,153	96,437	(60,119)	991,958
Fiber costs from related party	—	—	—	11,465	—	11,465
Depreciation, amortization, and depletion	—	1,980	83,993	1,346	—	87,319
Selling and distribution expenses	—	—	61,775	838	—	62,613
General and administrative expenses	—	13,994	22,044	2,578	—	38,616
Restructuring costs	—	—	9,474	—	—	9,474
Other (income) expense, net	—	2,076	(318)	40	—	1,798

	—	25,537	1,125,121	112,704	(60,119)	1,203,243

Income (loss) from operations	—	(17,673)	42,435	677	—	25,439

Foreign exchange loss	—	(434)	(48)	(274)	—	(756)
Interest expense	—	(30,862)	—	(13)	—	(30,875)
Interest expense—intercompany	—	(103)	—	(39)	142	—
Interest income	—	1	13	20	—	34
Interest income—intercompany	—	27	115	—	(142)	—

	—	(31,371)	80	(306)	—	(31,597)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(49,044)	42,515	371	—	(6,158)
Income tax (provision) benefit	—	2,947	(33)	(189)	—	2,725

Income (loss) before equity in net income (loss) of affiliates	—	(46,097)	42,482	182	—	(3,433)
Equity in net income (loss) of affiliates	(3,433)	42,664	—	—	(39,231)	—

Net income (loss)	$(3,433)	$(3,433)	$42,482	$182	$(39,231)	$(3,433)

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Operations

For the Six Months Ended June 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Sales
Trade	$—	$7,300	$1,220,608	$24,205	$—	$1,252,113
Intercompany	—	—	976	52,034	(53,010)	—
Related party	—	—	—	30,573	—	30,573

	—	7,300	1,221,584	106,812	(53,010)	1,282,686

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	—	7,057	963,719	91,876	(53,010)	1,009,642
Fiber costs from related party	—	—	—	9,412	—	9,412
Depreciation, amortization, and depletion	—	1,322	72,159	1,378	—	74,859
Selling and distribution expenses	—	—	60,847	363	—	61,210
General and administrative expenses	—	14,241	22,777	3,025	—	40,043
Other (income) expense, net	—	152	189	(260)	—	81

	—	22,772	1,119,691	105,794	(53,010)	1,195,247

Income (loss) from operations	—	(15,472)	101,893	1,018	—	87,439

Foreign exchange gain (loss)	—	3	76	180	—	259
Interest expense	—	(30,798)	—	—	—	(30,798)
Interest expense—intercompany	—	(95)	—	(28)	123	—
Interest income	—	48	50	—	—	98
Interest income—intercompany	—	28	95	—	(123)	—

	—	(30,814)	221	152	—	(30,441)

Income (loss) before income taxes and equity in net income (loss) of affiliates	—	(46,286)	102,114	1,170	—	56,998
Income tax provision	—	(21,629)	(23)	(346)	—	(21,998)

Income (loss) before equity in net income (loss) of affiliates	—	(67,915)	102,091	824	—	35,000
Equity in net income of affiliates	35,000	102,915	—	—	(137,915)	—

Net income	$35,000	$35,000	$102,091	$824	$(137,915)	$35,000

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Three Months Ended June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income (loss)	$(2,208)	$(2,208)	$21,911	$(76)	$(19,627)	$(2,208)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	(195)	—	(195)
Cash flow hedges:
Change in fair value	—	(1,069)	—	—	—	(1,069)
Loss included in net income	—	101	—	—	—	101
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	1,349	—	—	—	1,349
Other	—	(24)	—	—	—	(24)
Equity in other comprehensive income of affiliates	162	(195)	—	—	33	—

	162	162	—	(195)	33	162

Comprehensive income (loss)	$(2,046)	$(2,046)	$21,911	$(271)	$(19,594)	$(2,046)

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Three Months Ended June 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$13,662	$13,662	$45,008	$415	$(59,085)	$13,662
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	(2,307)	—	(2,307)
Cash flow hedges:
Change in fair value	—	1,459	—	—	—	1,459
Loss included in net income	—	604	—	—	—	604
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	1,585	—	—	—	1,585
Other	—	(5)	—	—	—	(5)
Equity in other comprehensive income of affiliates	1,336	(2,307)	—	—	971	—

	1,336	1,336	—	(2,307)	971	1,336

Comprehensive income (loss)	$14,998	$14,998	$45,008	$(1,892)	$(58,114)	$14,998

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Six Months Ended June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income (loss)	$(3,433)	$(3,433)	$42,482	$182	$(39,231)	$(3,433)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	(423)	—	(423)
Cash flow hedges:
Change in fair value	—	587	—	—	—	587
Loss included in net income	—	3	—	—	—	3
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	2,665	—	—	—	2,665
Other	—	(48)	—	—	—	(48)
Equity in other comprehensive income of affiliates	2,784	(423)	—	—	(2,361)	—

	2,784	2,784	—	(423)	(2,361)	2,784

Comprehensive income (loss)	$(649)	$(649)	$42,482	$(241)	$(41,592)	$(649)

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Comprehensive Income

For the Six Months Ended June 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Net income	$35,000	$35,000	$102,091	$824	$(137,915)	$35,000
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	—	—	—	(1,452)	—	(1,452)
Cash flow hedges:
Change in fair value	—	(756)	—	—	—	(756)
Loss included in net income	—	1,421	—	—	—	1,421
Amortization of actuarial loss and prior service cost for defined benefit pension plans	—	3,210	—	—	—	3,210
Other	—	(10)	—	—	—	(10)
Equity in other comprehensive income of affiliates	2,413	(1,452)	—	—	(961)	—

	2,413	2,413	—	(1,452)	(961)	2,413

Comprehensive income (loss)	$37,413	$37,413	$102,091	$(628)	$(138,876)	$37,413

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current
Cash and cash equivalents	$—	$54,280	$177	$6,629	$—	$61,086
Receivables
Trade, less allowances	—	1,316	243,151	9,881	—	254,348
Intercompany	—	3,265	330	2,149	(5,744)	—
Other	—	2,785	4,439	2,637	—	9,861
Inventories	—	4	284,254	4,449	—	288,707
Deferred income taxes	—	11,997	—	—	—	11,997
Prepaid and other	—	9,144	4,311	684	—	14,139

	—	82,791	536,662	26,429	(5,744)	640,138

Property
Property and equipment, net	—	9,238	1,192,225	11,200	—	1,212,663
Fiber farms	—	—	25,113	—	—	25,113

	—	9,238	1,217,338	11,200	—	1,237,776

Deferred financing costs	—	24,380	—	—	—	24,380
Goodwill	—	—	153,576	6,556	—	160,132
Intangible assets, net	—	—	128,319	13,699	—	142,018
Investments in affiliates	758,305	1,744,654	—	—	(2,502,959)	—
Intercompany notes receivable	—	3,400	1,524	—	(4,924)	—
Other assets	—	5,945	499	185	—	6,629

Total assets	$758,305	$1,870,408	$2,037,918	$58,069	$(2,513,627)	$2,211,073

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at June 30, 2013 (continued)

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
LIABILITIES AND CAPITAL
Current
Current portion of long-term debt	$—	$15,000	$—	$—	$—	$15,000
Accounts payable
Trade	—	11,423	186,106	5,673	—	203,202
Intercompany	—	210	1,934	3,569	(5,713)	—
Accrued liabilities
Compensation and benefits	—	20,817	43,162	1,407	—	65,386
Interest payable	—	10,529	—	—	—	10,529
Other	—	3,859	17,832	3,498	(31)	25,158

	—	61,838	249,034	14,147	(5,744)	319,275

Debt
Long-term debt, less current portion	—	760,000	—	—	—	760,000
Intercompany notes payable	—	—	—	4,924	(4,924)	—

	—	760,000	—	4,924	(4,924)	760,000

Other
Deferred income taxes	—	126,476	53,497	3,327	—	183,300
Compensation and benefits	—	116,077	76	—	—	116,153
Other long-term liabilities	—	47,712	26,102	226	—	74,040

	—	290,265	79,675	3,553	—	373,493

Commitments and contingent liabilities
Capital
Business unit equity	856,825	856,825	1,709,209	36,171	(2,602,205)	856,825
Accumulated other comprehensive loss	(98,520)	(98,520)	—	(726)	99,246	(98,520)

	758,305	758,305	1,709,209	35,445	(2,502,959)	758,305

Total liabilities and capital	$758,305	$1,870,408	$2,037,918	$58,069	$(2,513,627)	$2,211,073

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at December 31, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current
Cash and cash equivalents	$—	$40,801	$516	$8,390	$—	$49,707
Receivables
Trade, less allowances	—	1,458	230,178	8,823	—	240,459
Intercompany	—	2,234	1,580	2,670	(6,484)	—
Other	—	2,880	4,266	1,121	—	8,267
Inventories	—	3	291,065	3,416	—	294,484
Deferred income taxes	—	17,955	—	—	—	17,955
Prepaid and other	—	6,952	1,021	855	—	8,828

	—	72,283	528,626	25,275	(6,484)	619,700

Property
Property and equipment, net	—	7,930	1,203,384	11,687	—	1,223,001
Fiber farms	—	—	24,311	—	—	24,311

	—	7,930	1,227,695	11,687	—	1,247,312

Deferred financing costs	—	26,677	—	—	—	26,677
Goodwill	—	—	153,576	6,554	—	160,130
Intangible assets, net	—	—	133,115	14,449	—	147,564
Investments in affiliates	756,683	1,778,531	—	—	(2,535,214)	—
Intercompany notes receivable	—	3,400	1,524	—	(4,924)	—
Other assets	—	5,992	902	135	—	7,029

Total assets	$756,683	$1,894,813	$2,045,438	$58,100	$(2,546,622)	$2,208,412

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Balance Sheets at December 31, 2012 (continued)

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
LIABILITIES AND CAPITAL
Current
Current portion of long-term debt	$—	$10,000	$—	$—	$—	$10,000
Accounts payable
Trade	—	18,547	160,152	6,379	—	185,078
Intercompany	—	571	2,090	3,842	(6,503)	—
Accrued liabilities
Compensation and benefits	—	22,206	47,605	1,139	—	70,950
Interest payable	—	10,516	—	—	—	10,516
Other	—	3,773	14,033	2,703	19	20,528

	—	65,613	223,880	14,063	(6,484)	297,072

Debt
Long-term debt, less current portion	—	770,000	—	—	—	770,000
Intercompany notes payable	—	—	—	4,924	(4,924)	—

	—	770,000	—	4,924	(4,924)	770,000

Other
Deferred income taxes	—	132,841	53,497	3,485	—	189,823
Compensation and benefits	—	121,606	76	—	—	121,682
Other long-term liabilities	—	48,070	24,932	150	—	73,152

	—	302,517	78,505	3,635	—	384,657

Commitments and contingent liabilities
Capital
Business unit equity	857,987	857,987	1,743,053	35,779	(2,636,819)	857,987
Accumulated other comprehensive loss	(101,304)	(101,304)	—	(301)	101,605	(101,304)

	756,683	756,683	1,743,053	35,478	(2,535,214)	756,683

Total liabilities and capital	$756,683	$1,894,813	$2,045,438	$58,100	$(2,546,622)	$2,208,412

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2013

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operations
Net income (loss)	$(3,433)	$(3,433)	$42,482	$182	$(39,231)	$(3,433)
Items in net income (loss) not using (providing) cash
Equity in net income of affiliates	3,433	(42,664)	—	—	39,231	—
Depreciation, depletion, and amortization of deferred financing costs and other	—	4,454	83,993	1,346	—	89,793
Share-based compensation expense	—	3,076	—	—	—	3,076
Pension expense	—	3,020	—	—	—	3,020
Deferred income taxes	—	(2,501)	—	(123)	—	(2,624)
Restructuring costs	—	—	9,992	—	—	9,992
Other	—	434	676	290	—	1,400
Decrease (increase) in working capital
Receivables	—	(682)	(12,076)	(2,233)	(740)	(15,731)
Inventories	—	(1)	3,691	(1,124)	—	2,566
Prepaid expenses	—	990	(3,290)	173	—	(2,127)
Accounts payable and accrued liabilities	—	(10,294)	9,935	659	740	1,040
Current and deferred income taxes	—	(893)	1	203	—	(689)
Pension payments	—	(5,091)	—	—	—	(5,091)
Other	—	720	(338)	22	—	404

Cash provided by (used for) operations	—	(52,865)	135,066	(605)	—	81,596

Cash provided by (used for) investment
Expenditures for property and equipment	—	(3,240)	(60,481)	(874)	—	(64,595)
Other	—	(434)	1,402	(278)	—	690

Cash used for investment	—	(3,674)	(59,079)	(1,152)	—	(63,905)

Cash provided by (used for) financing
Payments of long-term debt	—	(5,000)	—	—	—	(5,000)
Payments (to) from Boise Inc., net	(1,100)	—	—	—	—	(1,100)
Due to (from) affiliates	1,100	75,018	(76,326)	208	—	—
Other	—	—	—	(212)	—	(212)

Cash provided by (used for) financing	—	70,018	(76,326)	(4)	—	(6,312)

Increase (decrease) in cash and cash equivalents	—	13,479	(339)	(1,761)	—	11,379
Balance at beginning of the period	—	40,801	516	8,390	—	49,707

Balance at end of the period	$—	$54,280	$177	$6,629	$—	$61,086

BZ Intermediate Holdings LLC and Subsidiaries

Consolidating Statements of Cash Flows

For the Six Months Ended June 30, 2012

(unaudited, dollars in thousands)

	BZ Intermediate Holdings LLC (Parent)	Boise Paper Holdings and Co- issuers	Guarantor Subsidiaries	Nonguarantor Subsidiaries	Eliminations	Consolidated
Cash provided by (used for) operations
Net income	$35,000	$35,000	$102,091	$824	$(137,915)	$35,000
Items in net income not using (providing) cash
Equity in net income of affiliates	(35,000)	(102,915)	—	—	137,915	—
Depreciation, depletion, and amortization of deferred financing costs and other	—	3,653	72,159	1,378	—	77,190
Share-based compensation expense	—	2,729	—	—	—	2,729
Pension expense	—	5,474	—	—	—	5,474
Deferred income taxes	—	12,750	—	(140)	—	12,610
Other	—	1	136	(180)	—	(43)
Decrease (increase) in working capital
Receivables	—	(1,518)	(6,988)	(4,389)	845	(12,050)
Inventories	—	—	(19,888)	(336)	—	(20,224)
Prepaid expenses	—	188	(4,350)	(707)	—	(4,869)
Accounts payable and accrued liabilities	—	(16,116)	(1,025)	3,925	(845)	(14,061)
Current and deferred income taxes	—	7,221	1	230	—	7,452
Pension payments	—	(18,191)	—	—	—	(18,191)
Other	—	2,638	(708)	180	—	2,110

Cash provided by (used for) operations	—	(69,086)	141,428	785	—	73,127

Cash provided by (used for) investment
Expenditures for property and equipment	—	(2,404)	(49,741)	(312)	—	(52,457)
Other	—	3	140	443	—	586

Cash provided by (used for) investment	—	(2,401)	(49,601)	131	—	(51,871)

Cash provided by (used for) financing
Payments of long-term debt	—	(5,000)	—	—	—	(5,000)
Payments (to) from Boise Inc., net	(52,440)	—	—	—	—	(52,440)
Due to (from) affiliates	52,440	46,164	(100,312)	1,708	—	—
Other	—	(247)	—	(1,063)	—	(1,310)

Cash provided by (used for) financing	—	40,917	(100,312)	645	—	(58,750)

Increase (decrease) in cash and cash equivalents	—	(30,570)	(8,485)	1,561	—	(37,494)
Balance at beginning of the period	—	82,532	9,737	4,727	—	96,996

Balance at end of the period	$—	$51,962	$1,252	$6,288	$—	$59,502